UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2008

V2K International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401
 (Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code: (303) 202-1120

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 24, 2008, the registrant executed a demand promissory note for $20,000 in favor of Gordon E. Beckstead.  Interest accrues at the rate of 12% per annum and repayment of the note shall be at the option of the holder.

On September 29, 2008, the registrant executed a demand promissory note for $20,000 in favor of Victor J. Yosha.  Interest accrues at the rate of 12% per annum and repayment of the note shall be at the option of the holder.

Messrs. Beckstead and Yosha are officers and directors of the registrant.

Proceeds of the loans will be used to support the operations of V2K Window Fashions, a wholly owned subsidiary of the registrant.

Item 9.01             Financial Statements and Exhibits

Regulation S-B Number	Document

10.1	Demand Promissory Note in Favor of Gordon E. Beckstead dated September 24, 2008

10.2	Demand Promissory Note in Favor of Victor J. Yosha dated September 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2K INTERNATIONAL, INC.
September 29, 2008	By: /s/ Samuel Smith Samuel Smith, Executive Vice President

EXHIBIT INDEX

Regulation S-B Number	Document

10.1	Demand Promissory Note in Favor of Gordon E. Beckstead dated September 24, 2008

10.2	Demand Promissory Note in Favor of Victor J. Yosha dated September 29, 2008